UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): June 24, 2026

HYPERSCALE DATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	GPUS	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	GPUS PD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2026 (the “Execution Date”), Alliance Cloud Services, LLC, a Delaware limited liability company (the “Provider”), a wholly owned subsidiary of Hyperscale Data, Inc., a Delaware corporation (the “Company”) entered into a Master Services Agreement (the “Agreement”) with a customer (the “Customer”) to deploy a total of approximately 20 megawatts (“MW”), to be delivered by Provider in phases as described herein, for artificial intelligence (“AI”) computing at the Provider’s AI data center campus in Dowagiac, Michigan (the “Facility”).

Pursuant to the Agreement, the Provider agrees to provide to Customer, certain colocation and related data center services that are set forth in the Agreement (each, a “Service” and collectively, the “Services”) at the recurring service charges for each Contract Year (as defined below).

Further, the Agreement provides for the Provider granting the Customer an exclusive license (the “License”) to use a certain area of the Facility (the “Service Area”), for an initial term of 10 years and two five-year extension options (the “Term”) to commence on the “Service Commencement Date,” which means, with respect each Phase, the date of delivery of the applicable Service Area and electrical capacity to the Customer and to end on the date which shall be the last day of the calendar month in which the end of the tenth (10th) Contract Year occurs (the “Fixed Expiration Date”) where “Contract Year” means (i) with respect to the first Contract Year, the period commencing on the Service Commencement Date and ending on the day before the first anniversary of the later to occur of (x) the Service Commencement Date of Phase 1 and (y) the date that is six (6) months after the Execution Date, and (y) each successive twelve (12) month period after the First Year Expiration Date until the Fixed Expiration Date. If available, the Agreement also provides the Customer with a right of first offer to an additional 32 MW of critical AI compute capacity.

The License applies to the following Phases (each, a “Phase” and collectively the “Phases”):

(a)       “Phase 1”, consisting of power modules for 10 MW of critical information technology (“IT”) power capacity to a portion of the Service Area, with a targeted delivery date of ninety (90) days after the Execution Date; and

(b)       “Phase 2”, consisting of power modules for an additional 10 MW of critical IT power capacity to a different portion of the Service Area, with a targeted delivery date of one hundred eighty (180) days after the Execution Date.

On the Execution Date, the Customer is required to pay the Provider a one-time, lump sum, non-recurring service charge equal to Five Million Dollars ($5,000,000) (the “Up-Front NRC”) which Up-Front NRC shall be fully earned by Provider upon receipt and non-refundable to Customer unless Provider fails to substantially complete the remaining fit out items in accordance with the Agreement and Customer exercises its related termination right under the Agreement.

On the Execution Date, the Customer is required to deliver to the Provider a cash security deposit in an amount equal to Five Million Six Hundred Thousand Dollars ($5,600,000) (the “Security Deposit”). The Security Deposit shall be reduced by one-third (1/3) on each of the first, second, and third anniversaries of the target delivery date of Phase 2, provided that no Event of Default (as defined in the Agreement) by Customer has occurred and is continuing under this Agreement.

Pursuant to the Agreement, assuming the Customer elects to exercise the two five-year extension options, the total contract value to the Provider is approximately One Billion Two Hundred Million Dollars ($1,200,000,000) during the Term, subject to the Provider meeting its obligations under the Agreement. If the Customer exercises its right of first offer within the first two years from the Execution Date for the additional 32 MW of critical AI compute capacity, then the total contract value to the Provide would increase to approximately Three Billion Dollars ($3,000,000,000). The Agreement provides for certain one-time payments by the Customer in connection with Phase 1 and Phase 2 fit out work, as well as a monthly colocation fee to paid by the Customer for Phase 1 and Phase 2 (a portion of which is to be prepaid), based upon the number of kilowatts delivered.

The Agreement requires the Provider to construct, equip, and commission two Phases of the Service Area at the Facility, with Phase 1 (10 MW) ready-for-service date targeted at September 21, 2026 and with full deployment in Phase 2 (10 MW) targeted by the end of 2026.

The Agreement also contains various other customary terms and conditions, including representations and warranties, service and service credit, penalty, termination, indemnification, confidentiality, and limitation of liability provisions.

Neither the Company nor the Provider or any of their respective affiliates have any material relationship with the Customer, other than in respect of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the redacted text of the Agreement, a copy of which is filed (with certain portions redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K) and certain schedules and exhibits omitted in accordance with Item 601(b)(2) of Regulation S-K) as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On June 24, 2026, the Company issued a press release announcing the entry into the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1*#	Form of Master Services Agreement, dated June 23, 2026, with the Customer.

99.1	Press Release.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Certain confidential information – identified by a bracketed asterisk “[*]” - has been omitted from this exhibit pursuant to Item 601(b)(10) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of an unredacted copy to the SEC upon request.

# The annexes, schedules, and certain exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERSCALE DATA, INC.

Dated: June 24, 2026	/s/ Henry Nisser
Henry Nisser
President and General Counsel